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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 15, 1996, except for Note 5 as to which the date is October 2, 1996, on our audits of the financial statements of Progenics Pharmaceuticals, Inc. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."


                                        Coopers & Lybrand L.L.P.


New York, New York
October 2, 1996